UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2007

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 17, 2007, the Company’s Board of Directors appointed Mark A. Etnyre, 40, as the Company’s Vice President, Corporate Controller and Principal Accounting Officer. Mr. Etnyre joined the Company on December 21, 2007. Prior to joining the Company, Mr. Etnyre served in varying financial-related capacities with Microsoft Corporation, a publicly held software company, including most recently as the Senior Controller of the OEM Division from 2001 to 2007 and from 1997 to 2001 as Financial Controller and Compliance Manager of Microsoft Licensing, Inc., a wholly owned subsidiary of Microsoft Corporation. Prior to joining Microsoft Corporation, Mr. Etnyre was a senior audit manager with Deloitte & Touche, LLP. Mr. Etnyre received his B.S. from Indiana University and is a certified public accountant. Mr. Etnyre is not related to any director or executive officer of the Company nor does he have relationships or transactions with the Company outside of his agreed-upon compensation and benefits.

On November 16, 2007, Mr. Etnyre accepted the Company’s offer to join the Company as its Vice President, Corporate Controller. Mr. Etnyre’s offer letter provides for an annual base salary of $250,000 and a one-time signing bonus of $75,000. Mr. Etnyre has an annual bonus potential at a target bonus opportunity level of 30% of his annual base salary. Mr. Etnyre’s target bonus opportunity level is based upon the Company’s 2007 Executive Bonus Plan, provided that the bonus paid to Mr. Etnyre will be based upon the Company’s attainment of established 2008 financial goals and achievement of individual goals and objectives. Mr. Etnyre is also eligible to participate in the Company’s Senior Management Severance and Change in Control Benefit Plan, wherein if Mr. Etnyre is terminated without cause or resigns for good reason (as defined in the Plan), he will receive severance payments based on his then-current base salary, and the Company will continue to pay for certain health benefits. In addition, under the Plan, if Mr. Etnyre’s termination without cause or resignation for good reason occurs in connection with a change in control of the Company, severance payments will also include a payment based on Mr. Etnyre’s bonus payment and acceleration of the vesting of outstanding equity awards granted to Mr. Etnyre. In addition, the Company has agreed to pay for certain relocation benefits for Mr. Etnyre, including providing a mortgage interest subsidy and paying for reasonable and customary closing costs, provided that if Mr. Etnyre voluntarily terminates his employment with the Company within 24 months of his joining the Company, he will be required to refund all or part of the relocation expenses paid by the Company.

Mr. Etnyre’s offer letter also provides that the Company will recommend to the Compensation Committee of the Board of Directors that it grant Mr. Etnyre options and restricted stock units under the Company’s 2002 Equity Incentive Plan.

The Company announced Mr. Etnyre’s joining the Company on December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date:	December 21, 2007	By:	/s/ William B. Chiasson
William B. Chiasson
Chief Financial Officer